Section 906 Certifications

I, Janet E. Trust, the Chief Executive Officer of the Funds listed on Attachment A, certify that, to my knowledge:

1. The form N-CSR of the Funds listed on Attachment A for the period ended March 31, 2025, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Form N-CSR of the Funds listed on Attachment A for the period ended March 31, 2025, fairly presents, in all material respects, the financial condition and results of operations of the Funds listed on Attachment A.

Date: May 28, 2025

/s/ Jane E. Trust

______________________

Janet E. Trust

Chief Executive Officer

Section 906 Certifications

I, Christopher Berarducci, the Principal Financial Officer of the Funds listed on Attachment A, certify that, to my knowledge:

1. The form N-CSR of the Funds listed on Attachment A for the period ended March 31, 2025, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Form N-CSR of the Funds listed on Attachment A for the period ended March 31, 2025, fairly presents, in all material respects, the financial condition and results of operations of the Funds listed on Attachment A.

Date: May 28, 2025

/s/ Christopher Berarducci

______________________

Christopher Berarducci Principal Financial Officer

Attachment A

Period (s) ended March 31, 2025

Putnam Master Intermediate Income Trust